Exhibit 99.1

Press Release
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Director/PDMR Shareholding

March 5, 2018 – Shire plc (LSE: SHP, NASDAQ: SHPG)

Notification of transactions by person discharging managerial responsibilities

1.	Details of the person discharging managerial responsibilities (“PDMR”) / person closely associated them (“PCA”)
a)	Name	Andreas Busch
2.	Reason for the notification
a)	Position / status	Head of Research and Development and Chief Scientific Officer (PDMR) – appointed on January 1, 2018.
b)	Initial notification / amendment	Initial notification
3.	Details of the issuer, emission allowance participant, auction platform, auctioneer or auction monitor
a)	Name	Shire plc
b)	LEI	54930005LQRLI2UXRQ59
4.	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
a)	Description of the financial instrument, type of instrument	Shire plc Ordinary Shares of 5 pence each (“Ordinary Shares”)
	Identification code	ISIN: JE00B2QKY057
b)	Nature of the transaction	Receipt of Restricted Stock Units in respect of notional Ordinary Shares awarded under the Shire Long Term Incentive Plan 2015. The award was granted in accordance with the terms of Dr. Busch’s employment agreement to compensate for equity awards forfeited in connection with the termination of his prior employment. Subject to continued service, 25% of the award will vest on March 1, 2019; 25% of the award will vest on March 1, 2020; and 50% of the award will vest on March 1, 2021.
c)	Price(s) and volume(s)	Price(s)	Volume(s)
		£0	12,999
d)	Aggregated information - Aggregated volume - Price	N/A (single transaction)
e)	Date of the transaction	March 1, 2018
f)	Place of the transaction	N/A

5.	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
a)	Description of the financial instrument, type of instrument	Shire plc Ordinary Shares of 5 pence each (“Ordinary Shares”)
	Identification code	ISIN: JE00B2QKY057
b)	Nature of the transaction	Receipt of Stock Appreciation Rights in respect of notional Ordinary Shares awarded under the Shire Long Term Incentive Plan 2015, with an exercise price of £31.29 per Ordinary Share. The award was granted in accordance with the terms of Dr. Busch’s employment agreement to compensate for equity awards forfeited in connection with the termination of his prior employment. Subject to continued service, 25% of the award will vest on March 1, 2019; 25% of the award will vest on March 1, 2020; and 50% of the award will vest on March 1, 2021.
c)	Price(s) and volume(s)	Price(s)	Volume(s)
		£0	19,087
d)	Aggregated information - Aggregated volume - Price	N/A (single transaction)
e)	Date of the transaction	March 1, 2018
f)	Place of the transaction	N/A
6.	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
a)	Description of the financial instrument, type of instrument	Shire plc Ordinary Shares of 5 pence each (“Ordinary Shares”)
	Identification code	ISIN: JE00B2QKY057
b)	Nature of the transaction	Receipt of Restricted Stock Units in respect of notional Ordinary Shares. The award was granted in accordance with the terms of Dr. Busch’s employment agreement to compensate for benefits forfeited in connection with the termination of his prior employment. Subject to continued service, the award will vest on March 1, 2023.
c)	Price(s) and volume(s)	Price(s)	Volume(s)
		£0	85,179
d)	Aggregated information - Aggregated volume - Price	N/A (single transaction)
e)	Date of the transaction	March 1, 2018
f)	Place of the transaction	N/A

Oliver Strawbridge

Senior Assistant Company Secretary

For further information please contact:

Investor Relations
Christoph Brackmann	christoph.brackmann@shire.com	+41 795 432 359
Robert Coates	rcoates@shire.com	+44 203 549 0874
Sun Kim	sun.kim@shire.com	+1 617 588 8175
Media
Katie Joyce	kjoyce@shire.com	+1 781 482 2779

NOTES TO EDITORS

About Shire

Shire is the global leader in serving patients with rare diseases. We strive to develop best-in-class therapies across a core of rare disease areas including hematology, immunology, genetic diseases, neuroscience, and internal medicine with growing therapeutic areas in ophthalmics and oncology. Our diversified capabilities enable us to reach patients in more than 100 countries who are struggling to live their lives to the fullest.

We feel a strong sense of urgency to address unmet medical needs and work tirelessly to improve people’s lives with medicines that have a meaningful impact on patients and all who support them on their journey.

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